UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2024

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 4, 2024, Aqua Metals, Inc. (the “Company”) received a letter (the “Letter”) from the Nasdaq Stock Market, LLC. The Letter notified the Company that it had fallen out of compliance with respect to the continued listing standard set forth in Rule 5605(c)(2) of the Nasdaq Listing Rules, which requires an audit committee of at last three independent directors meeting the requirements of Nasdaq Rule 5605. On August 21, 2024, Edward Smith resigned from the board of directors (“Board”) of Aqua Metals, Inc. (“Company”). Mr. Smith was one of three members of the audit committee of the Company’s Board and also one of three members of the Board eligible to serve on the audit committee. As a consequence of Mr. Smith’s resignation, the Company became out of compliance with Nasdaq Listing Rule 5605(c)(2).

In accordance with NASDAQ Listing Rule 5605(c)(4), the Company has an automatic cure period in order to regain compliance with NASDAQ Listing Rule 5605(c)(2) as follows:

• until the earlier of the Company’s next annual stockholders’ meeting or August 21, 2025; or
• if the next annual stockholders’ meeting is held before February 17, 2025, then the Company must evidence compliance no later than February 17, 2025.

The Company intends to appoint a third independent director to its Board and audit committee, and thereby regain compliance Nasdaq Listing Rule 5605(c)(2) in a timely manner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: September 6, 2024	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer